INDEPENDENT AUDITORS' REPORT
To the Board of Trustees and Shareholders of
Expedition Funds:
In planning and performing our audit of the
financial statements of Expedition Funds (the
"Funds"), including the Equity Fund, Equity Income
Fund, Investment Grade Bond Fund, Tax-Free
Investment Grade Bond Fund, Money Market Fund, and
Tax-Free Money Market Fund for the year ended
October 31, 2002 (on which we have issued our report
dated December 13, 2002), we considered its internal
control, including control activities for
safeguarding securities, in order to determine our
auditing procedures for the purpose of expressing
our opinion on the financial statements and to
comply with the requirements of Form N-SAR, and not
to provide assurance on the Funds' internal control.
The management of the Funds is responsible for
establishing and maintaining internal control.  In
fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of controls.
Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing
financial statements for external purposes that are
fairly presented in conformity with accounting
principles generally accepted in the United States
of America.  Those controls include the safeguarding
of assets against unauthorized acquisition, use, or
disposition.
Because of inherent limitations in any internal
control, error or fraud may occur and not be
detected.  Also, projections of any evaluation of
internal control to future periods are subject to
the risk that the internal control may become
inadequate because of changes in conditions, or that
the degree of compliance with policies or procedures
may deteriorate.
Our consideration of the Funds' internal control
would not necessarily disclose all matters in the
internal control that might be material weaknesses
under standards established by the American
Institute of Certified Public Accountants.  A
material weakness is a condition in which the design
or operation of one or more of the internal control
components does not reduce to a relatively low level
the risk that misstatements caused by error or fraud
in amounts that would be material in relation to the
financial statements being audited may occur and not
be detected within a timely period by employees in
the normal course of performing their assigned
functions.  However, we noted no matters involving
the Funds' internal control and its operation,
including controls for safeguarding securities, that
we consider to be material weaknesses as defined
above as of   October 31, 2002.
This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of Expedition Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
DELOITTE & TOUCHE LLP
New York, New York
December 13, 2002